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                                                           EXHIBIT 10.14

                        [THE CHILDREN'S PLACE
                    RETAIL STORES, INC. LETTERHEAD]

                                                 January 22, 1991

Ms. Diane M. Timbanard
144 Unadilla Rd.
Ridgewood, NJ 07450

Dear Diane:

This will confirm our agreement regarding severance pay.

The Children's Place Retail Stores, Inc. (the "Company") will pay you, upon termination, an amount equal to nine (9) months' base salary (as of date of termination) after completion of one year of your service with the Company. Severance shall not be payable in the event of your termination by the Company for cause or your voluntary termination. "Cause" shall mean the commission by you of a crime, insubordination, inexplicable absence, unsatisfactory performance or any other conduct by you which is inappropriate behavior for an employee in your position and which causes or which may cause injury to the reputation of the Company. Severance shall be payable as per the Company's usual policy and timing of payment of its regular payroll, less applicable payroll deductions.

This letter shall in no way obligate the Company to employ you for any period of time and does not constitute an employement contract.

                                                 Very truly yours,

                                                 THE CHILDREN'S PLACE
                                                    RETAIL STORES, INC.

                                                 By: /s/ Bill Lee
                                                    ---------------------------


AGREED TO:

/s/ Diane M. Timbanard
-----------------------
   Diane M. Timbanard